EXHIBIT 99.1

United States Antimony Provides

Update on Both International

and Domestic Antimony Procurements

“The Critical Minerals and ZEO Company”

~ Antimony, Cobalt, Tungsten, and Zeolite ~

DALLAS, TX / ACCESS Newswire / July 14, 2025 – United States Antimony Corporation (“USAC,” “US Antimony,” or the “Company”), (NYSE, NYSE Texas: UAMY), provided today an update on its various procurement efforts of antimony supply necessary as feedstock for its two operating smelters located in Thompson Falls, Montana and Coahuila, Mexico (“Madero”) https://www.usantimony.com/. Each region is broken out separately in alphabetical order with an explanation on each below:

Alaska

USAC has continued to expand its Company owned leasehold acreage position in the State of Alaska with approximately 23,800 acres within our control. The Company has two full-time geologists based in Fairbanks, several contracted entities, working on various projects there, and has contracted a geological firm to commence a geological assessment of the company’s Stibnite Creek mining claims. In June, the Company closed on an option to acquire the former producing Mohawk Mine, a very meaningful property located in Ester Dome that totals approximately 150 acres located just outside of Fairbanks. Our geologists were able to obtain soil geochemical data on this property enabling the targeting of in situ antimony. The Mohawk Mine is reported to be the second largest lode gold producer from high grade veins in the period 1916 – 1935. Stibnite is structurally controlled at Ester Dome and is often associated with the gold veins. Beginning in April, USAC filed for mining permits with eight (8) specific entities in the Ester Dome and Stibnite Creek regions covering properties under lease. Agencies involved include the State ADF&G Habitat, ADEC Water, ADNR Mining and the Federal Army Corp of Engineers. Approval of these various permits is pending. Significantly, the Mohawk properties are patented fee simple claims; i.e., they are not State or Federal Lands. Therefore, permitting is much simpler and expeditious. It is important to note that the antimony ore we are beginning to mine dates as far back as the Alaskan Gold Rush, over 125 years ago.

Subsequently, mapping and research has been completed by the U.S. Geological Service and the University of Alaska Fairbanks. Numerous historical mining journals have documented these findings. Unlike conventional open pit mining that often involves large-scale excavation, USAC’s approach is much different and focuses on recovering antimony from material left behind by earlier placer and hard rock mining operations, when antimony had no significant economic value.

1

Australia

USAC has received 110 tons (four 27.5-ton containers) of antimony ore from a supplier located in Australia in two separate shipments. All of this material has been processed at our Madero Smelter. A third 55-ton shipment was retained by Chinese Custom Authorities for approximately 90 days when the ship transloaded and docked at a Chinese port (See Form 8-K dated June 23, 2025). This transload shipment has since been returned to Australia and is in the process of being rerouted to the Company’s Madero Smelter located in Mexico, the original intended destination. The seller of this ore in Australia coordinates and oversees logistics in delivering the material to our designated port in Mexico. Trans shipping is traditionally defined as when cargo makes essentially a pit stop in a third country prior to its intended final destination. The Company has had difficulty processing the Australian material received to-date due to high levels of impurities, such as arsenic and iron. The USAC management team has attempted to resolve the problem, and has experimented with several different flux formulae, which involve additional costs. It is yet to be determined whether this source will become a continuing long-term supply for Madero due to these impurities.

Bolivia

Antimony flake will be the primary type of material to be received from Bolivia where a definitive contract has recently been executed. This material will go directly to our processing plant located in Thompson Falls, Montana. Initial shipments will be approximately 10 metric tons to be delivered in August with the intent of ramping up to 150 metric tons per month by early 2026. This additional supply will coincide with the completion of our expansion efforts at Thompson Falls to be completed by year-end. Additional new antimony supplies from other Bolivian miners continue to be negotiated by management.

Canada

Our Thompson Falls, Montana (“TF”) smelter continues to receive significant quantities of material from a large long-time supplier located in Canada. Total tonnage received through the six months ended June 30, 2025, was 857 tons. This compares to 388 tons received during the same period in 2024, a 121% increase in volume. Our current inventory of raw material yet to be processed at TF is approximately 285 tons, our largest inventory in history. As USAC continues our build-out expansion efforts at this smelter, we have also been refurbishing existing furnaces. One furnace was successfully completed in the second quarter with a second one in progress. In an effort to attract additional qualified personnel and add more jobs at our Thompson Falls, Montanta facility, hourly wages were increased for all personnel in early July.

2

Chad

Contracts have recently been completed for initial shipments of antimony to be delivered from the country of Chad beginning in August from two separate sources. Approximately 80 metric tons are anticipated to be our first delivery into the Madero Smelter in August. It is expected that monthly shipments in excess of 100 metric tons will commence thereafter. The quality of the material meets our minimum requirements for the Thompson Falls facility and is approximately 60%+ antimony.

Mexico

USAC has historically owned and operated antimony mining properties located in Mexico with limited success in the past due to much lower commodity prices and high costs of production from lower grade ore. When new management made the decision to shut down all Mexican operations in March of 2024, it was based upon sound historical financial data. In April of 2025, we restarted the Madero Smelter based upon new international supplies and the over 500% increase in the price of antimony. However, we continued the decision to no longer perform actual mining operations in Mexico for many reasons. This year we have been approached by both international and Mexican companies seeking access to these mining assets, some of which are “grandfathered” from the new Mexican governmental regulations, which demonstrate a clear retreat from prior support of mining growth, with significantly reduced issuance of new concessions and limited expansion of existing operations. These negotiations are ongoing and could prove to be most beneficial to USAC with dedicated new supplies of antimony from these properties, along with other mines located in Mexico. It is important to note that the Chinese have moved into Mexico in their attempt to capture and tie up antimony supplies. However, we are in a very unique position of owning both a flotation facility and the only operating smelter in Mexico. These existing assets give us distinctive negotiating leverage concerning antimony deposits located in Mexico.

Montana

As announced in a Press Release dated July 3, 2025, USAC has re-acquired surface acreage and mining rights exceeding 1,200 acres immediately adjacent to our Thompson Falls Smelter. With certain required permits in hand, and waiting on others from certain authorities, the Company will begin providing quantities of stibnite to our smelter within the next several months. As more groundwork and geological review is completed, it is anticipated that this new supply will ramp up as the year progresses to begin meeting our additional supply needs with our expansion efforts underway at the TF Facility to be completed by year-end 2025.

Commenting on the various sources of antimony outlined in this press release today, Mr. Gary C. Evans, Chairman & CEO stated, “While management has worked tirelessly all of this year in our efforts to procure new antimony sources of quality raw ore for our two operating smelters, it is evident that there continues to be a worldwide shortage of this critical mineral. Once we sort through the brokers, the traders, the promoters, and finally get to the actual source, we have to then assay the material and determine its ability to be processed. It also has to be in quantities that justify the financial and logistical resources required to actually get the material to our processing facilities. As can be seen by today’s press release, we are making substantial headway with multiple parties and country origins. There are other countries not mentioned here that our management team continues to negotiate with, but we have yet to come to a final agreement. This range of sources substantially reduces our risk as evidenced by our recent issues with the Australian antimony ore. At the same time, we are ramping up our own domestic supply from both Alaska and Montana, which will have substantially higher net margins. These new antimony supplies dovetail nicely with our expansion efforts underway in Thompson Falls, Montana. If our foreign supplies continue increasing as anticipated, we will then consider expanding our smelting capabilities at Madero (currently 200 tons per month) to accommodate this additional increase in anticipated inventory. US Antimony is the only vertically integrated antimony company in the world outside of China. We are confident in our ability to meet the growing demand of our products for both our military and our industrial customers.”

3

About USAC:

United States Antimony Corporation and its subsidiaries in the U.S., Mexico, and Canada ("USAC," “U.S. Antimony,” the "Company," "Our," "Us," or "We") sell antimony, zeolite, and precious metals primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Antimony metal is used in bearings, storage batteries, and ordnance. Antimony trisulfide is used as a primer in ammunition. The Company also recovers precious metals, primarily gold and silver, at its Montana facility from third party ore. At its Bear River Zeolite (“BRZ”) facility located in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. The Company acquired mining claims and leases located in Alaska and Ontario, Canada and leased a metals concentration facility in Montana in 2024 that could expand its operations as well as its product offerings.

Forward-Looking Statements:

Readers should note that, in addition to the historical information contained herein, this press release may contain forward-looking statements within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs concerning future developments and their potential effects on the Company including matters related to the Company's operations, pending contracts and future revenues, financial performance and profitability, ability to execute on its increased production and installation schedules for planned capital expenditures, and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-K and Form 10-Q with the Securities and Exchange Commission.

Forward-looking statements are typically identified by words such as "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "pro forma," and other similar words and expressions. Forward- looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance.

Contact:

United States Antimony Corp.

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

Jonathan Miller, VP, Investor Relations

E-Mail: Jmiller@usantimony.com

Phone: 406-606-4117

4